Jacksonville Bancorp, Inc. to Present at Sandler O'Neill + Partners Conference

      JACKSONVILLE, Fla., Nov. 2 /PRNewswire-FirstCall/ -- Jacksonville Bancorp, Inc. (Nasdaq: JAXB) President and Chief Executive Officer, Gilbert J. Pomar, III, will be a panelist at the Sandler O'Neill + Partners financial services conference at Naples, Florida, on November 13, 2007. Mr. Pomar will be part of a discussion on community banking in the Southeast. The conference can also be viewed via webcast at http://www.sandleroneill.com.

      (Logo: http://www.newscom.com/cgi-bin/prnh/20020410/JAXBLOGO )

      Sandler O'Neill + Partners is one of the largest investment banking companies in the USA specializing in financial institutions with over 250 partners throughout their offices in New York, Boston, Chicago, San Francisco, Atlanta and Memphis.

      Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market with approximately $384 million in assets and five full-service banking offices. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at its website at www.jaxbank.com.

      The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties. The risks, uncertainties and factors affecting actual results include but are not limited to: our relatively limited operating history; economic and political conditions, especially in North Florida; competitive circumstances; bank regulation, legislation, accounting principles and monetary policies; the interest rate environment; success in minimizing credit risk and nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission.